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                                 United States


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JANUARY 21, 2003


                        COMMISSION FILE NUMBER 001-12138



                               PDV AMERICA, INC.
             (Exact name of registrant as specified in its charter)




           DELAWARE                                      51-0297556
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)



        ONE WARREN PLACE, 6100 SOUTH YALE AVENUE, TULSA, OKLAHOMA 74136
               (Address of principal executive office) (Zip Code)


                                 (918) 495-4000
              (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS

Over the past several weeks, CITGO has experienced a disruption in its supply of crude oil as a result of the continuing general strike in Venezuela. This has had the effect of an increase in crude oil cost and a decrease in gross margin from what it would have been if the crude oil were received under CITGO's long-term crude oil supply contracts with PDVSA. Because of the uncertainty in Venezuela, Moody's, Fitch, and Standard & Poor's have reduced PDV America's and CITGO's debt ratings. This has caused a possible termination of CITGO's accounts receivables sales facility. At the present time, CITGO reasonably expects to retain or replace this liquidity. In addition, CITGO has replaced our Venezuelan crude oil shortfall with third party crude oil at credit terms less favorably than its payment terms to PDVSA. This had the effect of reducing liquidity however, the CITGO reasonably expects to replace that liquidity in the near future. To date, CITGO has received adequate quantities of crude oil, CITGO refineries have continued to operate at normal levels and CITGO deliveries to customers have not been disrupted.

VENEZUELAN GENERAL STRIKE

A general strike began in Venezuela on December 2, 2002 and has disrupted most activity in that country, including the operations of our ultimate parent corporation and CITGO's principal crude oil supplier, Petroleos de Venezuela, S.A. ("PDVSA"). It is unclear when the strike will end. It has disrupted the normal commercial operations of PDVSA and deliveries of crude oil and refined product under CITGO supply agreements. The existence of the strike and our ownership by PDVSA has given rise to perceptions of political risk and financial concerns regarding us. While these perceptions have not necessarily been based upon our actual financial situation or operations, the reactions that have followed have placed pressure on our liquidity.

OPERATIONS

CITGO continues to be able to locate and purchase adequate crude oil, albeit at higher prices, to maintain normal operations at its refineries and to meet our refined products commitments to its customers. The Venezuelan strike has reduced CITGO's supply of crude oil from PDVSA, most of which is purchased under long-term supply agreements. In December 2002, CITGO received approximately 59 percent of the crude oil volume that we received from PDVSA in December 2001. In January 2003, CITGO is scheduled to receive deliveries of approximately 83 percent of the crude oil volume that it received from PDVSA in January 2002. Historically, CITGO purchases approximately 50 percent of its total crude oil requirements from PDVSA.

The reduction of crude oil supply from PDVSA has required CITGO to find alternate sources of crude oil, which may differ from the PDVSA-sourced crude oil in terms of cost, logistics and physical characteristics. These variables affect CITGO's profit margins. In addition, CITGO's purchases of crude oil from third parties are made at industry payment terms that are less favorable than its payment terms to PDVSA.

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LIQUIDITY

CITGO's liquidity has been affected recently as a result of several factors, including the factors described below. CITGO is exploring alternate sources of liquidity including additional loans and asset securitizations.

As a result of ratings downgrades announced by Fitch's Ratings on January 10, 2003 and Moody's Investors Services on January 14, 2003, our senior unsecured debt ratings, as currently assessed by the three major debt rating agencies, are as follows:

                                     PDV
                                   America                  CITGO
                                   -------                  -----
       Fitch                       B minus                  BB minus
       Moody's                     B3                       Ba2
       Standard & Poor's           B minus                  B plus

Each debt rating agency has announced that it continues to keep our securities on negative watch. The agencies have all noted concerns regarding the continuing Venezuelan strike. Moody's also noted concern that PDV America, Inc., may need substantial assistance from CITGO in order to pay off $500 million of notes maturing in August 2003. PDV America holds a $500 million mirror note from PDVSA. While PDVSA's obligation remains unchanged, in light of the current uncertainties, PDV America is exploring alternate funding options for the principal repayment due in August 2003. These alternatives involve varying degrees of assistance from CITGO.


The January 10, 2003 Fitch's Ratings rating action caused an event of termination under CITGO's existing accounts receivable sales agreement. As a result, CITGO's continued access to funds provided by that facility has been suspended and may be terminated by the purchasers under that facility. CITGO is in active discussions to amend or replace the facility and believes that it can replace the facility, if that action is required. The amounts sold at any one time under the accounts receivable facility is limited to $225 million, however, on January, 10, 2003, $125 million had been sold.

CITGO has also experienced a tightening of its payment terms. CITGO purchases of crude oil from third parties are made at industry payment terms that are less favorable than its contractual payment terms to PDVSA. In addition, a number of CITGO's third party crude oil and product suppliers have shortened the time in which it pays for purchases or require payment prior to delivery. This shortening of credit terms has negatively impacted CITGO's working capital and liquidity.

Due, at the time, to the prospect of the Venezuelan strike, CITGO postponed a planned offering of up to $250 million of its unsecured notes from our $400 million shelf-registration statement on file with the Securities and Exchange Commission.

CITGO has taken steps to reduce its discretionary capital expenditures in 2003 by approximately $200 million and are continuing to review the timing and amount of scheduled expenditures under its planned capital spending programs, including regulatory and environmental projects in the near term.
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         This report contains forward looking statements. Specifically, all statements pertaining to margins, net income, liquidity, capital expenditures and available capital resources are forward looking statements. These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward looking statements. These risks and uncertainties include developments in Venezuela and third parties' perceptions and reactions to them; changes in the availability and cost of crude oil, feedstocks, blending components and refined products; changes in prices or demand for CITGO products as a result of competitive actions or economic factors; changes in environmental and other regulatory requirements, which may affect operations, operating costs and capital expenditure requirements; costs and uncertainties associated with technological change and implementation; inflation; and continued access to capital markets and commercial bank financing on favorable terms. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this report. We undertake no obligation to publicly release any revision to these forward looking statements to reflect events or circumstances after the date of this report.


                                 SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on January 21, 2003.


                               PDV AMERICA, INC.


Date:  January 21, 2003                      /s/   Carlos Jorda
                                          --------------------------------------
                                                   Carlos Jorda
                                          President and Chief Executive Officer